UNITED STATES
            SECURITIES AND EXCHANGE COMMISSION
                  WASHINGTON, D.C. 20549

                         FORM 8-K

                      CURRENT REPORT
 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                       ------------

               May 25, 2004 (May 25, 2004)
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     Date of Report (Date of earliest event reported)

                 ANTHRACITE CAPITAL, INC.
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  (Exact Name of Registrant as Specified in its Charter)

       Maryland               001-13937               13-397-8906
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   (State or Other      (Commission File No.)      (I.R.S. Employer
   Jurisdiction of                                Identification No.)
   Incorporation)

            40 East 52nd Street
            New York, New York                       10022
     --------------------------------- ---------------------------------
           (Address of Principal                 (Zip Code)
            Executive Offices)

                      (212) 409-3333
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   (Registrant's telephone number, including area code)

                           N/A
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 (Former Name or Former Address, if Changed Since Last Report)

ITEM 5.  OTHER EVENTS.

On May 25, 2004, Anthracite Capital, Inc. (the "Company") announced that its Board of Directors declared a second quarter 2004 cash dividend of $0.28 per share of common stock. The common stock cash dividend will be payable on August 2, 2004 to stockholders of record on June 15, 2004. The annualized dividend yield is 9% based upon the $11.81 closing price of the Company's common stock on May 25, 2004. The Company's Board of Directors also declared a cash dividend for the quarterly period ending July 31, 2004 of $0.5859375 per share of Series C Preferred Stock. The Series C Preferred Stock cash dividend will be payable on August 2, 2004 to stockholders of record on July 10, 2004. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(c)  Exhibit No.           Description

        99.1 Press Release issued by Anthracite Capital, Inc., dated May 25, 2004.

                        SIGNATURE

         Pursuant to the requirements of the Securities
Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   ANTHRACITE CAPITAL, INC.

                                       /s/ Robert L. Friedberg
                                   By: ___________________________
                                        Name: Robert L. Friedberg
                                        Title:  Vice President and Secretary

                                                Dated: May 25, 2004

                 ANTHRACITE CAPITAL, INC.
                CURRENT REPORT ON FORM 8-K
         REPORT DATED MAY 25, 2004 (MAY 25, 2004)


                      EXHIBIT INDEX

Exhibit No.                Description

        99.1 Press Release issued by Anthracite Capital, Inc., dated May 25, 2004.